SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2016

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation
601 W. Riverside Blvd., Suite 1100
Spokane, WA 99201

Dear Stockholders:

You are cordially invited to attend Clearwater Paper Corporation’s 2016 Annual Meeting of Stockholders on Monday, May 2, 2016, at 9:00 a.m. Pacific time at the Grand Hyatt, 721 Pine Street, Seattle, Washington 98101.

The matters to be acted upon at the Annual Meeting of the Stockholders are described in the attached Proxy Statement and in a Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about March 22, 2016. At the Annual Meeting of Stockholders we will also provide a brief report on our operations and respond to questions from stockholders.

Very truly yours,

Linda K. Massman
President and Chief Executive Officer

Clearwater Paper Corporation
601 W. Riverside Blvd., Suite 1100
Spokane, WA 99201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Clearwater Paper Corporation will be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101, on Monday, May 2, 2016, at 9:00 a.m. local time.

We are holding this meeting to:

¡	elect two directors to the Clearwater Paper Corporation Board of Directors;
¡	ratify the appointment of our independent registered public accounting firm for 2016;
¡	hold an advisory vote to approve the compensation of our named executive officers; and
¡	transact any other business that properly comes before the meeting.

Our Board of Directors has selected March 8, 2016, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement of the meeting.

On or about March 22, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2016 Proxy Statement and 2015 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Notice will also serve as an admission ticket for a stockholder to attend the 2016 Annual Meeting of Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2016 Proxy Statement and 2015 Annual Report on or about March 22, 2016.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. Each attendee must present the Notice, or other proper form of documentation (as described in the section “Annual Meeting Information” in the Proxy Statement) to be admitted.

Stockholders may vote:

1.    By Internet: go to www.proxyvote.com;

2.    By toll-free telephone: call 1-800-690-6903; or

3.    By mail (if you receive a paper copy of the proxy materials and wish to vote by mail): complete, sign, and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

For Internet and telephone voting, you will need the Control Number printed on the Notice or proxy card you received. Any proxy may be revoked in the manner described in the proxy statement under the heading “Revoking your Proxy.”

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

The proxy statement relating to the Annual Meeting is attached. Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2015. This proxy statement and our 2015 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Financial Information & SEC Filings”. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Proxy Summary, 2015 Highlights and Corporate Governance Facts

Proxy Summary

•	The Annual Meeting of Stockholders of Clearwater Paper Corporation will be held at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101, on Monday, May 2, 2016, at 9:00 a.m. local time.

•	Stockholders who owned common stock at the close of business on March 8, 2016, the record date for the Annual Meeting, may vote at the meeting and at any adjournment or postponement of the meeting.

•	The purpose of the meeting is to:

¡	elect two directors to our Board (Proposal 1);

¡	ratify the appointment of our independent registered public accounting firm for 2016 (Proposal 2); and

¡	hold an advisory vote to approve the compensation of our named executive officers (Proposal 3).

¡	The Board recommends a vote FOR each nominee and FOR each of the other proposals.

•

Kevin J. Hunt and William D. Larsson are nominated for election at this meeting for a term expiring in 2019. You can find more information regarding our nominees in “Board of Directors” starting on page 12.

2015 Business Highlights

•

We delivered solid performance in 2015 by aggressively managing costs and driving operational efficiencies throughout our manufacturing and distribution network during a year that included planned major maintenance.

•	We completed year one of our three-year business plan which is focused on improving our operating efficiencies and cost effectiveness by:

¡	initiating a $160 million project to build a continuous pulp digester at our Lewiston site;

¡	completing more than 1,600 continuous improvement events which increased employee engagement and improved operational performance;

¡	delivering significant EBITDA savings through the successful completion of Six Sigma projects (Black Belt and Green Belt process improvements);

¡	implementing an integrated business planning process across manufacturing to increase visibility, alignment, and accountability; and

¡	consolidating business leadership by aligning operating and corporate functions, including creating cross-divisional management of sales and marketing.

•

We added new business in our consumer products division, including being selected as a sole supplier to a new grocery chain in the east, and securing incremental business with a big box retailer in the Midwest and expanded business with other existing national retailers.

•	We achieved a 65% reduction in solid waste at all facilities, surpassing our goal of 20%.

•	We returned value to our stockholders through the completion of a $100 million stock repurchase program and announced the authorization of a new $100 million stock repurchase program for 2016.

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2015 Executive Compensation Highlights

•

During the three-year performance period for performance share awards granted in 2013 (for the 2013-2015 performance period), we had a 20.9% total stockholder return (“TSR”) compared to a median TSR for our peer group of 27.4%. This placed us in the 25.7 percentile for performance within our peer group during this period, and resulted in no payout of performance shares for the period.

•	We funded our company bonus pool at 93.5% of target as a result of EBITDA and EBITDA Margin performance.

Corporate Governance Facts

•	The Board currently has 7 members, 6 of whom are independent.

•	The Board and its committees met 29 times in 2015. Attendance for all of the Board and committee meetings was 100%.

•	There is majority voting in director elections.

•	The Chair of the Board and the CEO are separate.

•	The Board oversees risk management practices.

•	There are three standing committees made up entirely of independent directors.

•	The Board and its standing committees perform self-evaluations on an annual basis.

•	Each standing committee operates under a committee charter.

•	Independent directors regularly meet without management present.

•	The Board regularly receives information concerning, and provides input on, succession planning.

•

The Board has adopted an insider trading policy, a related persons policy, corporate governance guidelines, a code of business conduct and ethics as well as a code of ethics for senior financial officers.

•	We have an anti-hedging and anti-pledging policy for our stock.

•	Directors and officers all are required to satisfy minimum stock ownership requirements.

ii

CLEARWATER PAPER CORPORATION

PROXY STATEMENT

for the

2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to stockholders of Clearwater Paper Corporation in connection with the solicitation of proxies by our Board of Directors for use at our 2016 Annual Meeting of Stockholders, which is described below. References to “Clearwater Paper,” “the company,” “we,” “us” or “our” throughout this proxy statement mean Clearwater Paper Corporation.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about March 22, 2016, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2016 Proxy Statement and 2015 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

Date, Time and Place of the Meeting

The 2016 Annual Meeting of Stockholders will be held on Monday, May 2, 2016, at 9:00 a.m., local time, at the Grand Hyatt, 721 Pine Street, Seattle, Washington, 98101.

Purpose of the Meeting

The purpose of the meeting is to:

¡	elect two directors to our Board,
¡	ratify the appointment of our independent registered public accounting firm for 2016; and
¡	hold an advisory vote to approve the compensation of our named executive officers.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2016 and FOR approval of the compensation of our named executive officers.

Who May Vote

Stockholders who owned common stock at the close of business on March 8, 2016, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Clearwater Paper Corporation 2016

Proxy Solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co. may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $5,500 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of Votes—Inspector of Election

Broadridge Financial Solutions, Inc., or Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare):

¡

Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

¡

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

¡

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Clearwater Paper 401(k) Savings Plan (through Fidelity Management Trust Company):

¡

Via Internet: If you are a participant in the Clearwater Paper Represented 401(k) Plan or the Clearwater Paper 401(k) Plan (which we refer to as the “401(k) Savings Plans”), go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.

¡	By Telephone: Call toll free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.
¡

In Writing: Complete, sign, and date the proxy card that was mailed to you, and return it in the envelope that was provided to you or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

IMPORTANT NOTE TO 401(K) SAVING PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on April 27, 2016, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

If the 401(k) Savings Plan trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have

Clearwater Paper Corporation 2016

directed the 401(k) Savings Plan trustee to vote his or her company stock account in accordance with the pro rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected company stocks are voted.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

¡

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

¡

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items, but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2016 and FOR advisory approval of the vote on the compensation of our named executive officers. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-877-732-3612 or Robin Yim, Vice President, Investor Relations at 1-509-344-5906.

Revoking your Proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on April 27, 2016, in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 8, 2016, the record date, we had 17,273,415 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Clearwater Paper Corporation 2016

Votes Needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, and to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2.

The vote presented in Proposal 3 is an advisory vote and therefore is not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory vote regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1 and 2 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Majority Vote Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Annual Meeting Attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance.

¡	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.
¡	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.
¡	If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Clearwater Paper Corporation 2016

Other Matters Presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2016 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2016

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Governance Guidelines may be found on the company’s website at www.clearwaterpaper.com under “Investor Relations,” then “Corporate Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 8, 2016, our Board had seven members, six of whom are outside (non-employee) directors. The Chair of our Board, Boh A. Dickey, is an outside director. With the exception of Linda K. Massman, who serves as our current President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All of our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Dickey, as the Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

Board Meetings

Our Board and its committees met a total of 29 times in 2015. All directors attended all meetings of the Board and all meetings of Board committees for which they were a committee member during 2015. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all of our directors attended our 2015 annual stockholders meeting and we anticipate that all will attend our 2016 annual stockholders meeting.

Clearwater Paper Corporation 2016

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investor Relations,” then “Corporate Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended directors.

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Employees may make such reports on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investor Relations,” then “Corporate Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Our employees may also access the procedures and hotline number through our intranet site.

Nominees for Director

Our Nominating and Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

Clearwater Paper Corporation 2016

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required if the stockholder were nominating a person to the Board under our Amended and Restated Bylaws, or bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2017” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

¡	the name, age, business address and residence address of the person;
¡	the principal occupation of the person;
¡	the number of shares of Clearwater Paper common stock owned by the person;
¡

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

¡	a description of all compensation and other relationships during the past three years between the stockholder and the person;
¡	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act, and
¡	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

The Board has elected to appoint one of its independent members to serve as Chair. Our Chair, Boh A. Dickey, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

Clearwater Paper Corporation 2016

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

Board Role in Risk Oversight

One of the responsibilities of our Board is to provide oversight of our risk management practices to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors and manages risks and regularly reports to the Board or a committee of the Board as to the assessment and management of risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the committee with its assessment and mitigation efforts in regards to particular risks facing the company that have been identified through the ERM process. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our Vice President, Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Chair and independent Board committees.

Clearwater Paper Corporation 2016

Committee Membership

The following table shows the membership of each committee as of March 8, 2016:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Fredric W. Corrigan		X (Chair)
Boh A. Dickey (Chair of the Board)	X (Chair)
Beth E. Ford	X		X
Kevin J. Hunt		X
William D. Larsson	X		X (Chair)
Linda K. Massman
Michael T. Riordan		X	X

Audit Committee

Our Audit Committee consists of three outside directors, and is responsible for assisting the Board in its oversight of our accounting, financial reporting and internal control matters. As more fully described in its charter, the Audit Committee is also responsible for overseeing the quarterly review and the annual audit of our financial statements. The committee has sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors, and it oversees the selection, compensation and termination of our Vice President, Internal Audit. In addition, the committee oversees and administers our Related Person Transactions Policy. See “Transactions with Related Persons” below. The committee has appointed KPMG LLP as our independent registered public accounting firm for 2016, and pre-approves its audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

Our Board has determined that all members of our Audit Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that committee members Boh A. Dickey and William D. Larsson are each an “audit committee financial expert” as defined by SEC rules. The Audit Committee met eight times in 2015.

Compensation Committee

Our Compensation Committee consists of three outside directors, all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As more fully described in its charter, the Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay, as well as annually reviewing and approving their compensation. The Compensation Committee has sole authority to select, compensate and terminate its own compensation consultants or other advisors. Additionally, the committee coordinates with our Board Chair the annual performance review of our Chief Executive Officer. The committee also reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval. See “Executive Compensation Discussion and Analysis” in this proxy statement for a discussion of the committee’s role in setting executive compensation. The Compensation Committee met six times in 2015.

Clearwater Paper Corporation 2016

Nominating and Governance Committee

Our Nominating and Governance Committee, or Nominating Committee, consists of three outside directors all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As described more fully in its charter, the Nominating Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, and for developing and recommending to the Board corporate governance principles. The committee also oversees the evaluation of the Board and management and has sole authority to select, compensate and terminate its own consultants and advisors. The Nominating Committee met four times in 2015.

Compensation Committee Interlocks and Insider Participation

Fredric W. Corrigan, Kevin J. Hunt and Michael T. Riordan served as members of our Compensation Committee during 2015. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2015.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2015 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2016

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect two individuals to serve as directors until the 2019 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our seven directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2019 (Class II)

Kevin J. Hunt (age 64) has been a director since January 2013. From January 2013 to January 2014 he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp Holdings Inc. in January 2013. Mr. Hunt served as President, CEO and a Director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as Co-CEO and President of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition. Prior to that period, Mr. Hunt was Corporate Vice President and President of Bremner Food Group. Mr. Hunt served as an advisory director of Berkshire Partners, a private equity firm, from 2013 to 2015. He has served as a director of Vi Jon, a manufacturer of private label personal care products, since 2012 and has served as a director of Energizer Holdings, Inc. (NYSE: ENR), a manufacturer of primary batteries and portable lighting products, since its spin-off from Edgewell Personal Care Company in July 2015.

The Board believes that Mr. Hunt’s experience, knowledge, skills and expertise acquired as a director, CEO and executive officer of Ralcorp, including experience and understanding of private label consumer product markets, as well as strategy, financial oversight and execution skills, add significant value to the Board. Further, Mr. Hunt’s experience and understanding of business strategy formation and execution from both a board and management perspective acquired as an executive and director of a growing company is integral to the Board’s assessment of trends and strategic options for our company. Based primarily on these considerations, the Board concluded that Mr. Hunt should be nominated for re-election to our Board.

William D. Larsson (age 70) has been a director since December 2008. Mr. Larsson served as Senior Vice President and CFO of Precision Castparts Corp., an industrial manufacturing company, from August 2000 until his retirement in December 2008. Mr. Larsson serves as a director and chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee of Schnitzer Steel Industries (NASDAQ: SCHN), a manufacturer of recycled metal products, and served as its lead director from 2008 to 2014.

The Board believes that Mr. Larsson’s experience, knowledge, skills and expertise acquired as the CFO of Precision Castparts, a Fortune 500 company, including experience with financial reporting, capital structure optimization and transactional structuring and financing, add significant value to the Board. Additionally, Mr. Larsson’s service and experience as a lead independent director for

Clearwater Paper Corporation 2016

another public company, including active involvement in overseeing governance matters and the interaction of independent directors with a public company’s management, strengthen the governance and functioning of our Board. Based primarily on these considerations, the Board concluded that Mr. Larsson should be nominated for re-election to our Board.

Directors Continuing in Office until 2017 (Class III)

Fredric W. Corrigan (age 73) has been a director since January 2009. Mr. Corrigan served as CEO, President and a director of the Mosaic Company, a global crop nutrition company, from October 2004 until his retirement in 2007. Prior to that, Mr. Corrigan was Executive Vice President of Cargill, Incorporated, a producer and marketer of food, agricultural, financial and industrial products and services, from 1999 to 2004. Mr. Corrigan served as a director of Xcel Energy (NYSE: XEL), a U.S. electricity and natural gas company, from 2006 to 2014, including as the chair of the nuclear, environmental & safety committee and as its lead independent director from 2006 to 2013.

The Board believes that Mr. Corrigan’s experience, knowledge, skills and expertise acquired as the CEO of Mosaic, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to the Board. Additionally, Mr. Corrigan’s service and experience as director and lead independent director for another public company, including active involvement in overseeing governance matters and the interaction of independent directors with a public company’s management, strengthen the governance and functioning of our Board. Based primarily on these considerations, the Board concluded that Mr. Corrigan should serve as one of our directors.

Beth E. Ford (age 52) has been a director since January 2013. Since 2015 Ms. Ford has served as Group Executive Vice President—COO at Land O’Lakes, a member-owned food and agricultural cooperative, where she served as Executive Vice President, President Chief Supply Chain & Operations Officer from January 2012 to 2015. From October 2008 to January 2012, Ms. Ford served as Executive Vice President and Head of Supply Chain at International Flavors and Fragrances, a producer of flavors and fragrances. Ms. Ford also serves on the Board of PACCAR, Inc. (NASDAQ: PCAR), a manufacturer of light-, medium- and heavy-duty trucks.

The Board believes that Ms. Ford’s experience, knowledge, skills and expertise acquired in leadership positions of supply chain and operations management roles in multiple industries as well as her consumer products experience, add significant value to the Board. Further, Ms. Ford’s education in business management with a focus in finance provides the Board with additional knowledge and skills in assessing strategic options for the company. Based primarily on these considerations, the Board concluded that Ms. Ford should serve as one of our directors.

Directors Continuing in Office until 2018 (Class I)

Boh A. Dickey (age 71) has been a director since December 2008 and Chair of the Board since January 2013. Mr. Dickey served as the Vice Chair of the Board from May 2010 to December 2012, and previously served as Chair of the Board from December 2008 to May 2010. Mr. Dickey served as the President, COO and a director of SAFECO Corporation, an insurance and financial services company, from 1996 until his retirement in 2001. Prior to that, Mr. Dickey was the Controller and then CFO of SAFECO. Mr. Dickey also serves as a director of Potlatch Corporation, a timber REIT, and Chair of its Audit Committee (NASDAQ: PCH).

The Board believes that Mr. Dickey’s experience, knowledge, skills and expertise acquired as the President and COO of Safeco, including experience and understanding of the operation and

Clearwater Paper Corporation 2016

governance of a public company, and as its Controller and CFO, as well as those Mr. Dickey acquired as an audit partner at an independent public accounting firm, including financial reporting expertise and understanding of internal and financial controls, add significant value to the Board. Additionally, Mr. Dickey’s extensive qualifications and experience gained from serving as the chair of an audit committee for another public company provides expertise necessary for the functioning of our Board and the committees we are required to have as a NYSE listed public company. Further, Mr. Dickey’s knowledge of paper products businesses, including pulp-based and consumer products, acquired as a director of our company and Potlatch is integral to the Board for assessing historical trends and strategic options for our company. Based primarily on these considerations, the Board concluded that Mr. Dickey should serve as one of our directors.

Linda K. Massman (age 49) has been a director since January 2013. Ms. Massman has served as President and CEO of Clearwater Paper since January 1, 2013, and served as President and COO from November 2011 to December 2012. Ms. Massman served as CFO and Senior Vice President, Finance from May 2011 to November 2011, and as CFO and Vice President, Finance from December 2008 to May 2011. From September 2008 to December 2008, Ms. Massman served as Vice President of Potlatch Corporation pending completion of the spin-off of Clearwater Paper Corporation. From May 2002 to August 2008, Ms. Massman was Group Vice President, Finance and Corporate Planning, for SUPERVALU Inc., a grocery retail company. Ms. Massman also serves as a director of Black Hills Corporation, an energy company, and member of its Compensation Committee (NYSE: BKH).

The Board believes that Ms. Massman should serve as a director because, as the CEO, Ms. Massman’s knowledge of our day-to-day operations and effectiveness of our business strategies provides a valuable perspective to our Board. Additionally, Ms. Massman’s experience, knowledge, skills and expertise acquired having served as CEO, COO and CFO of the company, including experience with financial reporting, capital structure optimization and transactional structuring and financing, add significant value to the Board. Further, Ms. Massman’s experience in corporate and business planning are integral to the Board’s assessment of business opportunities and strategic options for our company. Based primarily on these considerations, the Board concluded that Ms. Massman should serve as one of our directors.

Directors Retiring in May 2016

Michael T. Riordan (age 65), a class II director, has provided his notice to retire as a director of the Company, to be effective at the end of his current term, which ends on May 2, 2016. Consequently, Mr. Riordan will not be a nominee for director.

Mr. Riordan has been a director since December 2008. Mr. Riordan served as Chairman, CEO and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products, from May 2000 until his retirement in 2002. Mr. Riordan also served as President and COO of Fort James Corporation, a manufacturer of disposable paper products, from August 1997 to August 1998, and prior to that as Chairman and CEO of Fort Howard Corporation, a tissue products manufacturer, until its merger with James River Corporation in 1997. Mr. Riordan served as a director of Potlatch Corporation (NASDAQ: PCH) from December 2002 to December 2008. Mr. Riordan also serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), a printing and integrated solutions company.

The Board believes that Mr. Riordan’s experience, knowledge, skills and expertise acquired as an executive officer or CEO of three paper products companies, including experience and understanding of private label consumer product markets and paper manufacturing operations, as

Clearwater Paper Corporation 2016

well as strategy formation and execution skills, add significant value to the Board. Additionally, Mr. Riordan’s extensive qualifications and experience gained from serving on compensation and audit committees for other public companies provides expertise necessary for the functioning of our Board and its committees. Further, Mr. Riordan’s knowledge of paper products businesses, including pulp-based and consumer products, acquired as a director of Potlatch is integral to the Board’s assessment of historical trends and strategic options for our company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2016

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

This table shows the number of shares of our common stock beneficially owned, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of February 29, 2016. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 17,386,021 shares of our common stock outstanding as of February 29, 2016. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and also any shares that the person or entity has the right to acquire within 60 days of February 29, 2016. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units(1)
Stockholders Owning More Than 5%
T. Rowe Price Associates, Inc.	1,964,120	(2)	11.30%
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	1,832,590	(3)	10.54%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	1,339,011	(4)	7.70%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	1,030,925	(5)	5.93%
Building One, 6300 Bee Cave Road
Austin, Texas 78746
Directors and Named Executive Officers
Fredric W. Corrigan	10,000	(6)	*	46,844
Boh A. Dickey	10,000	(7)	*	47,556
Beth E. Ford			*	8,051
Kevin J. Hunt			*	4,249
William D. Larsson	1,000		*	47,556
Linda K. Massman	182,695		1.05%	-
Michael T. Riordan	976		*	47,556
Patrick T. Burke	1,023	(8)	*	-
Thomas A. Colgrove	53,377	(9)	*	-
Michael S. Gadd	91,359	(10)	*	-
John D. Hertz	30,326		*	-
Danny G. Johansen	20,494	(11)	*	-
Directors and Executive Officers as a Group
(12 persons)	348,013	(12)	2.00%

*	Less than 1%

(1)	Represents vested common stock units as of February 29, 2016. These stock units are not actual shares of common stock and have no voting power. In the case of our directors, these

Clearwater Paper Corporation 2016

stock units are credited, along with any accrued dividend equivalents, on a one-for-one basis with our common stock pursuant to our Deferred Compensation Plan for Directors (see “Compensation of Directors”). The units for Ms. Ford include deferred director’s fees that have been converted into common stock units. Ms. Ford’s deferred directors fees will be converted to cash and paid according to the election made prior to deferring fees. The annual deferred awards to non-employee directors are converted to cash and paid upon separation from service as a director.

(2)	Based on the stockholders’ Schedule 13G/A filed on February 9, 2016, with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 469,318 of these shares, aggregately representing 11.0% of the shares of our common stock outstanding as of December 31, 2015. The schedule indicates that these shares are held as of December 31, 2015, by various individual and institutional clients. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on the stockholders’ Schedule 13G/A filed on January 8, 2016, with the SEC, the stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 1,788,512 of these shares. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2015, by the following entities: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC, and BlackRock Japan Co Ltd; and which as an aggregate held 10.3% of our common stock outstanding as of December 31, 2015. BlackRock Fund Advisors beneficially owns 5% or more of the total shares owned by BlackRock, Inc.

(4)	Based on the stockholders’ Schedule 13G/A filed on February 11, 2016, with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,298,777 of these shares, shared dispositive power over 40,234 of these shares, sole voting power over 39,334 of these shares and shared voting power over 1,900 of these shares, aggregately representing 7.53% of the shares of our common stock outstanding as of December 31, 2015. The Schedule indicates that all these shares are held as of December 31, 2015, by various individuals and institutional investors including Vanguard Fiduciary Trust Company, which owns 38,334 shares, representing .21% and Vanguard Investments Australia, Ltd, which owns 2,900 shares or .01% of the shares of our common stock outstanding as of December 31, 2015.

(5)	Based on the stockholders’ Schedule 13G filed on February 9, 2016, with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares, and sole voting power over 969,508 of these shares, aggregately representing 5.8% of the shares of our common stock outstanding as of December 31, 2015. The Schedule indicates that shared dispositive power over all these shares is held as of December 31, 2015, by four investment companies. Dimensional Fund Advisors LP disclaims beneficial ownership of any of the securities.

(6)	These shares are held in the name of Mr. Corrigan and his spouse with whom Mr. Corrigan shares voting and investment power.

Clearwater Paper Corporation 2016

(7)	These shares are held in the name of Mr. Dickey and his spouse with whom Mr. Dickey shares voting and investment power.

(8)	Of these shares, 33 are held in Mr. Burke’s individual account under our 401(k) employee savings plan.

(9)	Of these shares, 46,661 are held in a trust over which Mr. Colgrove shares voting and investment power with his spouse. Mr. Colgrove retired on December 31, 2015.

(10)	Of these shares, 84,601 are held in a trust over which Mr. Gadd shares voting and investment power with his spouse and 53 shares are held in Mr. Gadd’s individual account under our 401(k) employee savings plan.

(11)	Includes 6,136 shares of common stock held in Mr. Johansen’s individual account under our 401(k) employee savings plan.

(12)	Includes an aggregate of 6,222 shares of common stock held for the executive officers’ benefit under our 401(k) employee savings plan.

Clearwater Paper Corporation 2016

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2015 Annual Report on Form 10-K.

The Compensation Committee Members:

Fredric W. Corrigan, Chair Kevin J. Hunt
Michael T. Riordan

Clearwater Paper Corporation 2016

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Clearwater Paper Executive Program Summary and 2015 Highlights

2015 Business Highlights

•

We delivered solid performance in 2015 by aggressively managing costs and driving operational efficiencies throughout our manufacturing and distribution network during a year that included planned major maintenance.

•	We completed year one of our three-year business plan focused on improving our operating efficiencies and cost effectiveness by:

¡	initiating a $160 million project to build a continuous pulp digester at our Lewiston site;

¡	completing more than 1,600 continuous improvement events which increased employee engagement and improved operational performance;

¡	delivering significant EBITDA savings through the successful completion of Six Sigma projects (Black Belt and Green Belt process improvements);

¡	implementing an integrated business planning process across manufacturing to increase visibility, alignment, and accountability; and

¡	consolidating business leadership by aligning operating and corporate functions, including creating cross-divisional management of sales and marketing.

•

We added new business in our consumer products division, including being selected as a sole supplier to a new grocery chain in the east, and securing incremental business with a big box retailer in the Midwest and expanded business with other existing national retailers.

•	We achieved a 65% reduction in solid waste at all facilities, surpassing goal of 20%.

•	We returned value to our stockholders through the completion of a $100 million stock repurchase program and announced the authorization of a new $100 million stock repurchase program.

Clearwater Paper Corporation 2016

2015 Executive Compensation Highlights

•

During the three-year performance period for performance share awards granted in 2013 (for the 2013-2015 performance period), we had a 20.9% total stockholder return (“TSR”) compared to a median TSR for our peer group of 27.4%. This placed us in the 25.7 percentile for performance within our peer group during this period, and resulted in no payout of performance shares for the period.

TSR PERFORMANCE

•

Our target compensation mix was 75% incentive compensation and 25% base salary for our CEO and an average of 58% incentive compensation and 42% base salary for our other named executive officers or NEOs.

•

Consistent with our pay-for-performance philosophy and as a result of solid operating results but lower than target financial results for the company as a whole in 2015, we paid annual bonus awards for executives and all other eligible employees for 2015 at an average of 93% of target, corresponding to company and individual performance targets established under our annual incentive plan.

•	We funded our company bonus pool at 93.5% of target as a result of EBITDA and EBITDA Margin performance:

•	Our CEO’s 2015 compensation included an annual incentive bonus paid at 90% of target.

•	Our CEO’s annual long-term incentive awards for 2015 were provided 50% in the form of three-year performance shares and 50% in stock options.

•

Our stockholders re-approved the material terms of the performance goals in our stock incentive plan and cast an advisory vote of approximately 95% in favor of the 2014 compensation of our named executive officers.

Clearwater Paper Corporation 2016

Executive Compensation and Governance

The following are key aspects and features of our executive compensation program:

•	Our compensation target mix favors performance-based compensation.

•	Executive compensation levels are generally targeted at the market median with a range of opportunity to reward strong performance.

•	Executive compensation levels and targets are measured against other similarly-sized manufacturing companies, both in and outside our industry.

•

Our long-term incentive awards are granted in the form of equity, the bulk of which is performance based—in the form of performance shares dependent on our total stockholder return (“TSR”) over a three-year period relative to the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) and in stock options.

•

Our annual bonus program utilizes key financial measures—EBITDA as an indicator of our operational performance for the year, and EBITDA Margin, as an indicator of the profitability of each dollar of net sales we generate. We believe EBITDA and EBITDA Margin are effective measures of profitability for the year, thereby enabling us to ensure that our annual bonuses are self-funded.

•	Our stock ownership requirements for executives further align our executives’ and stockholders’ interests.

•

Our insider trading policy prohibits short selling, purchasing on margin, pledging of company stock or other company securities, and buying or selling puts or calls in company stock or other company securities.

•

Our stock incentive and annual incentive plans contain a broad clawback provision that provides us the right to cancel or adjust equity awards and cash bonus payments in the event of error or misconduct.

•	Neither our executive change of control plan nor our executive severance plans provide for excise tax gross-ups.

•

Our outstanding equity awards require an actual change of control to occur before any portion of the awards would be paid out. RSUs and option awards require a “double trigger” for accelerated vesting to occur, meaning the executive officer has to be terminated without cause or resign for good reason within one month prior to or 24 months after the change of control in order to receive the payout.

Clearwater Paper Corporation 2016

Overview

This Executive Compensation Discussion and Analysis discusses our 2015 compensation program for our following named executive officers:

Linda K. Massman	President and Chief Executive Officer
John D. Hertz	Senior Vice President, Finance and Chief Financial Officer
Patrick T. Burke	Senior Vice President, Group President
Thomas A. Colgrove	Senior Vice President
Danny G. Johansen	Senior Vice President
Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary

Effective April 1, 2015, Mr. Burke was promoted from Vice President Supply Chain to Senior Vice President, President Consumer Products and on October 1, 2015, assumed the newly created consolidated role of Senior Vice President, Group President overseeing both of our divisions.

Mr. Colgrove served as Senior Vice President, President of Consumer Products from January 1, 2015 through March 31, 2015. In March 2015, Mr. Colgrove announced his decision to retire from the company effective as of December 31, 2015, and served as Senior Vice President from April 1, 2015 to December 31, 2015. In connection with Mr. Colgrove’s termination of employment, we entered into a separation agreement with him which includes certain restrictive covenants and monetary payments and provides that he will be treated as if he had qualified for a normal retirement under the our long-term incentive program with respect to his outstanding equity awards.

Mr. Johansen served as Senior Vice President, President of Pulp and Paperboard from January 1, 2015 through September 30, 2015. In September 2015, Mr. Johansen announced his decision to retire from that position, and continued to serve as Senior Vice President from October 1, 2015 through December 31, 2015.

This Executive Compensation Discussion and Analysis is organized into two sections. In the first section, titled “Compensation Philosophy and Objectives,” we describe the key objectives and mechanics of our compensation program.

In the second section, titled “Analysis of 2015 Compensation,” we describe the components of our executive compensation program as well as the compensation earned by or paid to our named executive officers during 2015.

Compensation Philosophy and Objectives

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders. We target our executive compensation levels to be at or near the median of compensation paid by comparable companies, and we build in flexibility for above or below the median based on our and our executives’ actual performance. We believe that a substantial portion of total compensation for our executives should be variable and dependent on company and individual performance.

Compensation Oversight

The Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs. The committee’s purview includes determining and approving annual performance measurements and targets for our executive officers’ incentive pay as well as annually reviewing, determining and approving their compensation packages.

Clearwater Paper Corporation 2016

Management Input

As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations to the Compensation Committee. Our CEO and/or SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee:

¡	performance evaluations of the executives who report to her;
¡	recommendations as to changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding her own;
¡	recommendations regarding the individual portion of annual cash bonuses to be paid to our executive officers who report to her;
¡	recommendations regarding compensation packages for executives being hired or promoted; and
¡	proposed company and division performance targets.

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultants

The Compensation Committee has engaged Semler Brossy Consulting Group, LLC, or Semler Brossy, to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation related services for the company.

The Compensation Committee’s consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation as well as the form of award used to accomplish the objective of each component. The committee is also advised on an annual basis as to target performance measures and other executive compensation matters by its compensation consultant.

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Establishing Compensation

At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

¡	approves any base salary increases;
¡	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
¡	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;

Clearwater Paper Corporation 2016

¡	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
¡	establishes the performance measures for any performance-based equity awards under our long-term incentive program;
¡

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

¡	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Use of Tally Sheets.    In connection with the committee’s review and approval of executive compensation, it periodically analyzes tally sheets prepared by its consultant that quantify the elements of each executive officer’s compensation, including estimates of amounts that would be paid out in the event of a change of control and other termination scenarios. The committee also periodically reviews, as input to its decisions establishing our executive officers’ compensation, an analysis of current and future equity holdings and values using different stock price performance scenarios over time. These analyses assist the committee in determining if the compensation of our executive officers is appropriate given our projected performance.

Competitive Market Assessments.    The committee conducts an annual review of each of our executive officer’s compensation and, in connection with these assessments, analyzes competitive data provided by its compensation consultant. In February 2015, and again in December 2015, Semler Brossy performed such an assessment for the committee.

Semler Brossy’s 2015 market assessments compared the compensation of our named executive officers with that of companies in the forest products industry as well as manufacturing companies of similar size in terms of revenue and market capitalization. They also utilized market data from relevant published survey sources, including surveys from Mercer, Aon Hewitt and Towers Watson for market data on paper and allied products companies, manufacturing companies, and/or general industry companies of similar size. In its competitive assessments, Semler Brossy gathered competitive compensation data that was adjusted, where feasible and appropriate, to the revenues of the company for corporate-based employees and each operating division for division employees. The competitive assessments were based on executive positions that are comparable to those of our executive officers.

Individual Performance.    We adjust compensation against the median level for individual executives, as appropriate, to recognize factors such as job performance, long-term potential and experience as well as for purposes of recruitment and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary from the market median (above or below) based on these factors.

The Role of Stockholder Advisory Vote.    At our annual meeting in 2015, our stockholders cast an advisory vote of approximately 95% in favor of the 2014 compensation of our named executive officers. Our Compensation Committee took the 2015 advisory vote of our stockholders into account as a factor in maintaining the overall structure of our 2015 executive compensation program. At our annual meeting in 2016, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Clearwater Paper Corporation 2016

2015 Executive Compensation Peer Group

Semler Brossy annually evaluates and makes recommendations regarding the peer companies that we use for competitive comparisons of our executive and non-employee director compensation. Based on that recommendation for fiscal year 2015, our peer group was adjusted and expanded to 18 companies as compared to 9 companies in fiscal year 2014. The peer group was expanded to include companies of comparable size from other industries adjacent to our own (paper products and paper packaging), including metal, glass, and containers, and specialty chemicals. The addition of these 9 companies provides a more comprehensive and durable market reference when assessing the competitiveness of our executive pay levels and practices. The following companies were used as part of the competitive market assessments of our executive compensation for 2015:

Company Name	GICS Sub-Industry	Revenue (In millions)(1)	Market Capitalization (In millions)(2)
Packaging Corp. of America	Paper Packaging	$5,785	$6,122
MeadWestvaco(3)	Paper Packaging	$5,583	-
Domtar	Paper Products	$5,329	$2,322
Sonoco Products	Paper Packaging	$5,004	$4,125
Bemis	Paper Packaging	$4,141	$4,290
Graphic Packaging	Paper Packaging	$4,136	$4,204
Silgan Holdings	Metal & Glass Containers	$3,845	$3,244
Greif	Metal & Glass Containers	$3,617	$1,814
KapStone Paper & Packaging	Paper Products	$2,589	$2,176
AptarGroup	Metal & Glass Containers	$2,370	$4,533
P.H. Glatfelter	Paper Products	$1,689	$800
AEP Industries	Metal & Glass Containers	$1,180	$394
Innospec	Specialty Chemicals	$1,057	$1,308
OMNOVA Solutions	Specialty Chemicals	$881	$281
Neenah Paper	Paper Products	$874	$1,044
Schweitzer Mauduit	Paper Products	$745	$1,280
Myers Industries	Metal & Glass Containers	$621	$402
Wausau Paper	Paper Products	$360	$512
25th Percentile		$925	$800
Median		$2,479	$1,814
75th Percentile		$4,140	$4,125
Clearwater Paper Corporation	Paper Products	$1,793	$815
Percentile Rank		42rd percentile	25th percentile

(1)	Represents revenues for the most recent four quarters as reported by each company as of December 31, 2015.

(2)	Share price as of December 31, 2015, using the most recently disclosed shares outstanding.

(3)	As of July 1, 2015, MeadWestvaco merged with Rock-Tenn to become WestRock.

Compensation Components

We balance our executives’ total direct compensation among three components:

¡	Base salary;
¡	Short-term, or annual, cash incentives; and
¡	Long-term equity-based incentives.

Clearwater Paper Corporation 2016

Compensation Component Objectives.    The Compensation Committee’s goal in determining compensation for our executive officers is to award compensation that is consistent with our compensation philosophy. Salaries are provided to employees as compensation for basic services to the company and to meet the objectives of attracting and retaining the talent needed to run our business. Our short-term cash incentives reward employees for helping us achieve or exceed annual financial targets. Our long-term equity incentives reward employees for helping us increase the value of our stock and outperform the market with respect to stockholder return. Our long-term equity awards also provide retention incentives. Further, we set incentive and equity compensation as larger portions of total pay opportunities for executives with higher levels of responsibility. This is to ensure the interests of these senior executives are more closely aligned with those of our stockholders. See “2015 Target Compensation” on page 36 for our named executive officers target pay mix.

To ensure fiscal discipline, the Compensation Committee sets threshold performance levels below which no annual or long-term performance-based incentive payments are to be made and sets caps on the aggregate amount of incentive compensation that we can pay.

Base Salary.    The Compensation Committee targets executive base salaries at the median of competitive practice, with such adjustments as management and the committee deem necessary. The committee reviews and approves annual salaries for our executives in part based on competitive pay data provided by its compensation consultant. The committee also takes into account the executive’s level of experience, job performance, long-term potential and tenure.

Annual Cash Incentives.    Our annual cash incentive program links compensation to annual company performance by awarding cash bonuses for achieving pre-defined corporate financial as well as individual annual performance objectives. We designed our annual incentive program with the goals of ensuring the program was self-funding based on financial and operational performance; appropriately tied to performance measures and targets; and easily understandable for participants in terms of what they could receive based upon actual company performance and individual performance. Additionally, the Compensation Committee set a cap on the total amount a participant could be awarded under the program equal to 175% of the participant’s target, resulting in a cap of 175% of the aggregate target amount that could be funded and paid out by the company.

Target Opportunities.    The target annual cash bonus for each of our executive officers is defined as a set percentage of base salary based on the pay grade of the officer’s position. The Compensation Committee periodically reviews these target percentages for our executive officers and approves modifications when appropriate, based in part on the recommendations and input of its compensation consultant and management after a review of competitive practice.

Performance Measures.    At the beginning of the year, the Compensation Committee determines the objective performance measures that must be achieved in order for awards to be earned by executive officers. The objective criteria are then communicated to the officers. Additionally, individual performance objectives are established at the beginning of the year for each executive officer that align with company financial objectives.

Clearwater Paper Corporation 2016

Program Mechanics.    The target cash bonus amount for each participant is determined by multiplying the participant’s actual salary for the year by a predetermined percentage based on his or her pay grade. To encourage a unified focus on overall company performance, cash bonus opportunities are apportioned among companywide and individual performance as follows:

AIP Participant	Percentage Based on Company Performance	Percentage Based on Individual Performance
All Participating Personnel	75%	25%

Separate target bonus pools were established for the company and individual performance components. No bonus pools fund unless the company’s financial performance is at least at the threshold level approved by the Compensation Committee at the beginning of the year. For 2015, the financial performance measures used were EBITDA and EBITDA Margin.

Individual performance is measured against performance objectives set at the beginning of the year and a portion of a participant’s individual award component is available upon achievement of each objective, subject to the company achieving a threshold level of financial performance that will allow the individual bonus pool to be funded. The individual objectives were approved by a participant’s supervisor, by the CEO for executive officers, and by the Compensation Committee for the CEO.

Calculation of Earned Awards.    After the end of the year, actual financial performance is calculated and the results are compared to the pre-approved, objective performance measures. The attainment of the individual performance objectives are also assessed based on the individual employee’s annual performance against those objectives.

Earned awards are paid in cash in the first quarter of the year following the applicable performance year. If an executive officer does not meet his or her stock ownership requirement at that time, awards are paid 50% in cash and 50% in stock. Executive officers may also elect to defer annual incentive awards pursuant to our management deferred compensation program. Under our annual incentive plan, the Compensation Committee has discretionary authority to limit the amount and alter the time and form of payment of annual bonus awards even if we meet performance criteria. The committee did not exercise this authority for 2015.

Clawback.    The company has the right to cancel or adjust the amount of an annual incentive if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award as originally calculated or determined exceeds the award as adjusted, although we may be unable to compel the repayment of an award made to an ex-employee for years prior to 2014.

Long-Term Incentives.    Under our long-term equity incentive program, or LTIP, which is intended to link compensation to long-term company performance, we granted three types of equity awards in 2015:

¡	performance shares;
¡	stock options; and
¡	restricted stock units, or RSUs.

Clearwater Paper Corporation 2016

Participants in our long-term incentive plan received their 2015 awards in the following proportions:

Our CEO’s 2015 long-term incentive award was 50% performance shares and 50% options to provide her with a higher degree of variable, or at-risk, compensation consistent with aligning her pay to the performance of the company and enhancing the link between her pay and stockholder value creation.

Performance Shares.    Performance shares granted in 2015 represent the contingent right to receive a varying number of shares of common stock based on our total stockholder return, or TSR, performance over a three-year period relative to the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector). TSR is comprised of the change in a company’s stock price from the beginning of the performance period compared to the end of the performance period, and includes all cash and stock dividends paid on shares of common stock during such period. The company’s stock price at the beginning and end of a performance period is measured over a fixed period of time, currently the final forty trading days in the year prior to the start of the performance period and the final forty trading days in the final year of the performance period. We use performance shares to serve three key objectives: first, to reward employees when the company achieves total stockholder returns that exceed those of the applicable index or peer group; second to encourage employees to focus on enhancing long-term stockholder value; and third to align management’s interests with stockholders’ interests.

Clearwater Paper Corporation 2016

The committee awards annual performance share grants to our executive officers in the first quarter of each year. Performance shares are intended to qualify as performance-based awards under Section 162(m). For the past three years, our performance shares have paid out in shares of our common stock as follows:

Stock Options.    Stock options represent the contingent right, but not the obligation, to buy a certain amount of shares of the company at a predetermined price. These option grants generally vest at the end of a three-year period subject to continued employment. We use stock options to focus on absolute stock performance, that is, purely on increasing our stock price to align the interests of executives with those of our stockholders and to help recruit and retain key employees. We also believe that stock options enhance retention of officers and other key personnel as a result of the vesting period.

The committee awards annual stock option grants to our executive officers in the first quarter of each year. Stock options are granted at fair market value and are intended to qualify as performance-based awards under Section 162(m).

Restricted Stock Units.    RSUs represent the contingent right to receive a fixed number of shares of common stock in the future if the employee remains employed through the applicable vesting period. We use RSUs to help recruit and retain key employees and to align the interests of executives with those of our stockholders. We believe that RSUs enhance retention of officers and other key personnel as a result of the vesting period. Additionally, these awards encourage recipients to take actions aimed at increasing the underlying value of the shares associated with RSUs over the vesting period since RSUs cannot be paid out until fully vested.

The committee awards annual RSU grants to our executive officers, other than our CEO, in the first quarter of each year. These RSU grants generally vest at the end of a three-year period subject to continued employment.

Clearwater Paper Corporation 2016

Long-Term Incentive Opportunities.    The committee establishes target, long-term incentive values for each executive officer annually, taking into consideration competitive long-term equity incentive opportunities, as well as equity usage and stockholder dilution, overall. The Compensation Committee’s consultant performs an annual assessment of competitive long-term equity incentive opportunities to assist the committee in establishing the target, long-term incentive values for each executive officer. The target values, which generally approximate the median of competitive practice, are then converted to a target number of performance shares, stock options and RSUs based on the average closing price for our common stock over a fixed period of time prior to the date of grant. The actual number of equity awards granted to eligible employees are further subject to an increase or decrease at the Compensation Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. For the CEO, the committee determines the number of long-term incentive awards to be granted using information supplied by its compensation consultant of competitive long-term incentive opportunities and the committee’s evaluation of the CEO’s performance.

Timing of Long-Term Incentive Awards.    Compensation Committee meetings are scheduled well in advance and are not coordinated with the release of any material, non-public information. The grant date for annual equity awards is the day of the Compensation Committee meeting at which the awards are approved. However, for executive officers who are hired during the year, the committee may approve an equity award in advance of, and subject to the executive commencing employment, in which case the grant date is the executive’s start date. For the purpose of converting the dollar value of a grant into a set number of shares, the committee may approve the use of the price of our common stock as of the grant date or the use of an average trading price over a set period. For stock option grants, the exercise price is set at the closing price on the date of grant.

Limitations on and Adjustments to Long-Term Awards.    The Compensation Committee reserves the right to reduce or eliminate any performance share award to an employee, or to all senior employees as a group, if it determines that TSR has been insufficient, or if our financial or operational performance has been inadequate.

Clawback.    The company has the right to cancel or adjust the amount of any equity award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award as originally calculated or determined exceeds the award as adjusted.

Analysis of 2015 Compensation

Based upon updated market data provided by Semler Brossy and the individual performance of each of our named executive officers, the committee instituted changes described below to components of our named executives’ compensation to further align our executive compensation with our compensation philosophy and objectives and with the compensation programs of comparable companies.

Clearwater Paper Corporation 2016

Salary

To align compensation with the median of comparable companies and taking into consideration an individual executive’s experience, performance, long-term potential and tenure, the Compensation Committee set the base salary for each of our named executive officers as follows:

Name(1)	% Change	2015 Annual Salary(2)	2014 Annual Salary(2)
Linda K. Massman President and Chief Executive Officer	6.5%	$825,000	$775,000
John D. Hertz Senior Vice President, Finance and Chief Financial Officer	3.3%	$465,000	$450,000
Thomas A. Colgrove Senior Vice President	3.2%	$485,000	$470,000
Danny G. Johansen Senior Vice President	7.5%	$430,000	$400,000
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	5.4%	$390,000	$370,000

(1)	For purposes of this table, which is to show year-over-year changes or comparisons for our executive officers, we are not including information for Patrick T. Burke who served in a non-executive role in 2014.

(2)	Actual salaries paid for 2014 and 2015 as shown in the 2015 Summary Compensation Table on page 41 may differ due to timing of annual salary increases.

Annual Incentives

We focused on company financial performance, and eliminated divisional financial performance goals, under our annual incentive program for 2015, with financial performance goals for the 2015 performance year based on company EBITDA and EBITDA Margin. The 2015 target bonus opportunities for our named executive officers under our annual incentive plan were as follows:

	2015 AIP Target(1)		2014 AIP Target(1)
Name(2)	% Amount	$ Amount	% Amount	$ Amount
Linda K. Massman	100%	$816,700	100%	$762,500
John D. Hertz	65%	$300,600	65%	$289,250
Thomas A. Colgrove	65%	$313,600	65%	$303,333
Danny G. Johansen	65%	$276,300	65%	$254,583
Michael S. Gadd	65%	$251,300	65%	$232,042

(1)	AIP targets are a percentage of a named executive officer’s actual salary paid in a given year and percentage amounts are established annually based in part on a competitive market assessment performed by the Compensation Committee’s consultant.

(2)	For purposes of this table, which is to show year-over-year changes or comparisons for our executive officers, we are not including information for Patrick T. Burke who served in a non-executive role in 2014.

Clearwater Paper Corporation 2016

Annual Performance Measures

For purposes of determining 2015 annual cash incentives, the Compensation Committee compared the company’s EBITDA and EBITDA Margin results to the targets established at the beginning of the year. Using EBITDA as a metric to measure performance ensured a self-funded bonus program and focused participants on generating income and cash flow by both increasing revenues and controlling costs. In addition, EBITDA is a common measure used by the investment community to measure the performance of companies. As a component of our annual cash incentives, EBITDA Margin is a measurement of the company’s operating profitability which helps to focus participants on the quality of our income and cash flow, both through top-line growth and greater efficiencies. We believe that the use of these measures aligns our employees’ and stockholders’ interests. The company performance measures and funding of the company target bonus pool for 2015 was:

¡ 50% of Target Company Performance Pool Based on EBITDA Performance Against Target
¡ 50% of Target Company Performance Pool Based on EBITDA Margin Performance Against Target

The Compensation Committee approved the EBITDA and EBITDA Margin performance targets at the beginning of 2015. The performance scales for 2015 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)
Threshold	50% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

EBITDA Margin Performance Level	Performance Modifier (Percentage of Target Bonus)
Threshold	50% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

The performance modifiers increase or decrease depending on the payout ratio determined by the committee for performance between threshold and target levels and between target and maximum levels. There is no funding of the company pool if EBITDA performance is below the threshold level and therefore no annual award payment made from such pool to annual incentive plan participants.

A funded bonus pool for the company, which provided 75% of the target bonus for each participant, could not exceed the lesser of the pool maximum approved by the Compensation Committee or 200% of the applicable performance pool. The bonus pool for individual performance, which represents 25% of the target bonus for each participant, funds at 100% of target if company EBITDA performance is determined by the committee to be at least at the threshold performance level, and could not fund greater than 100%.

Clearwater Paper Corporation 2016

Because the bonus pool for individual performance could not fund greater than the 100% level, the most that could be paid out by the company pursuant to the annual incentive program was 175% of the aggregate target amount of all bonuses to all participants for the year. If the company had not achieved the EBITDA threshold performance level, neither the company performance bonus pool nor the individual bonus pool would have been funded for the year. The maximum payout under our AIP would be as follows:

Plan Component	Target Weighting	Multiplier for Maximum Performance	Maximum Payout
Financial Performance	75%	200%	150%
Individual Performance	25%	100%	25%
Total	100%	-	175%

Note: no bonus if financial performance is below threshold

Under our annual cash incentive program, when measuring final EBITDA and EBITDA Margin results for a period relative to the EBITDA and EBITDA Margin targets for the period, the Compensation Committee may make appropriate adjustments to exclude certain events that occur during the performance period, including items the committee determines are extraordinary or otherwise not indicative of the company’s core performance.

Long-Term Incentive Awards

We awarded long-term incentive awards in the form of performance shares, stock options and/or RSUs in 2015. The long-term incentive award granted to eligible employees, excluding our CEO, in 2015 consisted of:

¡

37.5% in the form of performance shares that may settle in our shares based on our TSR compared to that of the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period beginning January 1, 2015, and ending December 31, 2017;

¡	37.5% in the form of stock options with three-year “cliff” vesting subject to continued employment; and
¡	25% in the form of time-vested RSUs with three-year “cliff” vesting subject to continued employment.

In 2015, our CEO received 50% performance shares and 50% stock options for her long-term incentive award.

In 2015, the long-term incentive award target values for our named executive officers were as follows:

Name(2)	2015 LTIP Target(1) $ Amount	2014 LTIP Target(1) $ Amount
Linda K. Massman	$1,600,000	$1,600,000
John D. Hertz	$401,000	$401,000
Thomas A. Colgrove	$312,000	$312,000
Danny G. Johansen	$312,000	$312,000
Michael S. Gadd	$312,000	$312,000

(1)	LTIP targets are established annually based in part on a competitive market assessment performed by the Compensation Committee’s consultant.

Clearwater Paper Corporation 2016

(2)	For purposes of this table, which is to show year-over-year changes or comparisons for our executive officers, we are not including information for Patrick T. Burke who served in a non-executive role in 2014.

Long-Term Performance Measures

For the three-year performance period beginning January 1, 2015 and ending December 31, 2017, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank Versus S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector)	Number of Shares Earned (Percentage of Target)
Threshold	33rd Percentile	25% of Target
Target	50th Percentile	100% of Target
Maximum	85th Percentile	200% of Target

The number of performance shares earned for relative TSR performance proportionately increases or decreases between threshold and target levels and between target and maximum levels.

The Compensation Committee believes that for purposes of measuring relative corporate performance for awarding long-term incentives:

¡

the 33rd Percentile is an appropriate “floor” for purposes of setting a minimum standard of performance—it is well above bottom-quartile performance against the index, which ties into our larger pay-for-performance philosophy, and specifically, the notion that executives are not rewarded for minimal performance;

¡

the 50th Percentile is an appropriate measure for purposes of paying 100% of the target amount—it aligns directly to our overall positioning of target pay opportunities at the median of our competitive market; and

¡

the 85th Percentile is an appropriate performance requirement for purposes of paying 200% of the target amount—it is well into top-quartile performance against the index, which aligns well with our overall orientation to above-target pay only for superior performance.

2015 Performance Share Index

The relative TSR performance for the performance shares we granted for the 2015-2017 period is measured against the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector). We measure TSR performance against a broad index of similarly sized companies because we believe it best represents our significant consumer products business. We believe the S&P MidCap 400® Index (excluding those companies classified as members of the GICS® Financials sector) provides a transparent and stable basis for relative performance measurement over time.

Clearwater Paper Corporation 2016

2015 Target Compensation

To better align the goals of our executives with higher levels of responsibility with our short- and long-term business goals, we compensate those executives with a higher proportion of variable compensation. The percentage amounts for salary, target annual incentive award, and target long-term incentive awards for our CEO and other named executive officers, i.e., the mix of pay, in 2015 was as follows:

2015 AIP Awards

Annual cash incentive awards for 2015 were paid as a result of:

¡	the company’s EBITDA and EBITDA Margin performance, as determined by the Compensation Committee; and
¡	each officer’s performance measured against his or her specific individual objectives.

The 2015 EBITDA and EBITDA Margin targets, the year-end 2015 EBITDA and EBITDA Margin as determined by the committee, and the corresponding percentage of target award amount were as follows:

	EBITDA $	EBITDA Margin
2015 Target(1)	$215.5 Million	13.0%
2015 Year-end(2)	$210.7 Million	12.0%
Approved Percentage of Target	96%	91%

(1)	For purposes of establishing 2015 Target EBITDA and Target EBITDA Margin and the calculation of year-end results, the Compensation Committee adjusted for expenses expected to be incurred by the company in connection with adjusting directors’ phantom equity compensation for purposes of mark-to-market accounting requirements.

(2)

For purposes of measuring 2015 EBITDA and EBITDA Margin, the committee adjusted for expenses incurred by the company in connection with the mark-to-market directors equity award accounting adjustments, costs associated with the 2014 closure of our Long Island, New York facility; costs associated with a new collective bargaining agreement at our consumer products

Clearwater Paper Corporation 2016

and pulp and paperboard facilities in Lewiston, Idaho; non-routine legal expenses and settlement costs, including those related to a dispute involving one of our closed facilities; reorganization related expenses; and a gain related to the settlement of a working capital escrow account established in connection with the sale of our specialty business and mills. The 2015 EBITDA for the company shown in the table is presented in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA, in our Annual Report on Form 10-K, filed on February 22, 2016, which we refer to as our 10-K, by taking our net earnings, and adding net interest expense, income taxes, depreciation and amortization and $2.3 million of net expenses related to the items listed above. EBITDA Margin is calculated by dividing EBITDA, as adjusted above, by net sales.

2015 AIP Individual Performance

Under our annual incentive plan, 25% of the award for each named executive officer is based upon individual performance. In early 2015, objectives were established for each executive officer within the range of their responsibilities, and these objectives included: optimization of the business in line with our strategic objectives, advancement of our continuous improvement culture, successful implementation of our IT strategy, continued improvement of the effectiveness of safety programs and implementation of our organizational design strategy. The outcome of the evaluations of our named executive officers individual performance with these objectives was as follows:

Name	% of Individual Target Amount Awarded	Amount of Individual Performance Award Paid	Total Annual Incentive Award Paid(1)
Linda K. Massman	20%	$163,333	$736,000
John D. Hertz	25%	$75,156	$286,000
Patrick T. Burke	25%	$49,671	$189,000
Thomas A. Colgrove	25%	$78,406	$298,300
Danny G. Johansen	25%	$69,063	$262,800
Michael S. Gadd	25%	$62,833	$239,100

(1)	Includes annual incentive award for company and individual performance.

Other Compensation Related Matters

Officer Stock Ownership Guidelines and Limitations on Securities Trading

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Title	Value of Clearwater Paper Equity Holdings
Chief Executive Officer	5x Base Salary
Division President	2x Base Salary
Senior Vice President	2x Base Salary

Each executive must acquire, within five years of his or her becoming an executive officer, at least the equity value shown above. Each of our named executive officers has met his or her current equity ownership requirements.

Clearwater Paper Corporation 2016

Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of all our named executive officers as of February 29, 2016, is presented on page 16. See “Security Ownership of Certain Beneficial Owners and Management.”

If an executive does not meet his or her ownership requirement or the ownership requirement is not maintained after it is initially met, incentive awards to be made under our annual incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin, and engaging in transactions in puts, calls or other derivatives trading on an exchange in regard to company securities.

Executive Severance and Change of Control Plans

The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross-ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or other triggering event may never occur. Our objectives in having the Executive Severance Plan and Change of Control Plan are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these plans provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control policies ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers, but are also provided to certain other management employees.

Severance and change of control benefits are discussed in detail on pages 52-58. See “Potential Payments Upon Termination or a Change of Control.”

Section 162(m)

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the CEO and certain other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee considers the effect of this rule in developing and implementing our compensation program, in order to preserve the committee’s flexibility, we have not adopted a policy that all applicable compensation must qualify as deductible under Section 162(m). However, our annual incentive program and the performance share and option award portions of our long-term incentive program are

Clearwater Paper Corporation 2016

intended to qualify as performance-based compensation. Our stockholders have previously approved our annual incentive plan and stock incentive plan for purposes of Section 162(m).

Salaried Retirement Benefits

Salaried Retirement Plan.    The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. This plan is discussed in detail on pages 48-50. See “Post Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010, and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we are providing enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan.    Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2015 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above.

Additionally, in connection with our decision to close the Retirement Plan and cease to accrue further benefits for participants under that plan at the end of 2011, starting in 2012 we began making enhanced contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation. Also, in order to transition participating employees who were at least age 45 as of December 31, 2011, from our Retirement Plan to the 401(k) Plan, we will contribute additional amounts for a period of up to 5 years from January 1, 2012, to the employee’s 401(k) Plan account based upon the employee’s age as follows:

Age	% of Compensation
Age 45-49	4.0%

Age 50-54	5.5%

Age 55-59	7.0%

Age 60+	8.5%

Enhanced and transitional contributions are immediately vested.

Supplemental Benefit Plan.    Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. These plans are discussed in detail on pages 49-50. See “Summary of Plan Benefits.”

Clearwater Paper Corporation 2016

To appropriately align with the change to the Retirement Plan and the introduction of the enhanced 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced and transitional 401(k) contributions that would exceed the IRS compensation and benefit limits.

Other Benefits

Health and Welfare Benefits.    All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Personal Benefits.    We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of certain relocation expenses. Salaried employees, including named executive officers, who participate in our relocation program receive a tax gross-up on certain of the relocation benefits provided. Our health care and other medical insurance programs, as well as the 401(k) Plan, are the same for all U.S.-based salaried employees, including named executive officers.

Clearwater Paper Corporation 2016

EXECUTIVE COMPENSATION TABLES

2015 Compensation

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Linda K. Massman	2015	$816,667		$893,024	$898,987	$736,000	$0	$170,044	$3,514,722
President and Chief Executive Officer	2014	$762,500		$1,817,989	$1,193,250	$636,700	$84,872	$136,106	$4,631,417
	2013	$700,000		$3,643,186		$400,800	$0	$149,721	$4,893,707
John D. Hertz	2015	$462,500		$279,242	$168,954	$286,000	$0	$53,761	$1,250,457
Senior Vice President, Finance and Chief Financial Officer	2014	$445,000		$486,873	$224,221	$235,700	$0	$46,208	$1,438,002
	2013	$416,667		$520,456		$155,100	$0	$45,689	$1,137,912
Patrick T. Burke(5)	2015	$331,083		$223,136	$131,478	$189,000	$0	$29,952	$904,649
Senior Vice President, Group President
Thomas A. Colgrove(6)	2015	$482,500		$217,250	$131,478	$298,300	$0	$118,211	$1,247,739
Senior Vice President	2014	$466,667		$378,792	$174,425	$247,200	$34,589	$93,663	$1,395,336
	2013	$450,000		$809,886		$111,500	$0	$115,133	$1,486,519
Danny G. Johansen(7)	2015	$425,000		$217,250	$131,478	$262,800	$0	$103,291	$1,139,819
Senior Vice President	2014	$391,667		$378,792	$174,425	$212,600	$140,823	$98,183	$1,396,490
	2013	$350,000		$404,943		$214,400	$0	$70,664	$1,040,007
Michael S. Gadd	2015	$386,667		$217,250	$131,478	$239,100	$0	$72,915	$1,047,410
Senior Vice President, General Counsel and Corporate Secretary	2014	$365,833		$378,792	$174,425	$193,800	$74,697	$55,392	$1,242,939
	2013	$341,667		$481,841		$107,600	$0	$70,891	$1,001,999

(1)	For 2015, the stock awards column shows the aggregate grant date fair value of the RSUs granted to all of our named executive officers, excluding our CEO, and performance shares granted to all of our named executive officers. The option awards column shows the grant date fair value of stock options granted to all of our named executive officers in 2015.

In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs was computed by multiplying the number of shares subject to the RSU award by the closing price of Clearwater Paper’s stock on the grant date.

The grant date fair values reported for all performance shares were based upon the probable outcome of the TSR performance condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The fair value of performance share awards for purposes of estimating compensation cost was calculated using a Monte Carlo simulation model.

We determined the grant date fair value for all stock options using the Black-Scholes model in accordance with FASB ASC Topic 718.

The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares and stock options are discussed in Note 15 to our audited financial statements included in our 10-K.

Clearwater Paper Corporation 2016

Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2015 and in 2014, except for Mr. Burke who was not a named executive officer in 2014, assuming the highest level of TSR performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date:

Name	Grant Date Value Assuming Highest Level of TSR Performance (Based on Grant Date Stock Price)
Linda K. Massman
2015 Clearwater Performance Shares	$1,777,412
2014 Clearwater Performance Shares	$2,317,296
John D. Hertz
2015 Clearwater Performance Shares	$334,068
2014 Clearwater Performance Shares	$435,439
Patrick T. Burke
2015 Clearwater Performance Shares	$277,636
Thomas A. Colgrove
2015 Clearwater Performance Shares	$259,968
2014 Clearwater Performance Shares	$338,734
Danny G. Johansen
2015 Clearwater Performance Shares	$259,968
2014 Clearwater Performance Shares	$338,734
Michael S. Gadd
2015 Clearwater Performance Shares	$259,968
2014 Clearwater Performance Shares	$338,734

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2015 were actually paid in 2016.

(3)	Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation. In 2015, the following named executive officers had a loss in pension value in the following amounts: Ms. Massman ($18,316), Mr. Colgrove ($359), Mr. Johansen ($101,284), and Mr. Gadd ($13,989).

Clearwater Paper Corporation 2016

(4)	All other compensation earned or allocated during the fiscal year ending December 31, 2015, is as provided in the table below:

Name	Company Contributions		Other Benefits
	401(k)	Supplemental 401(k)(a)
Linda K. Massman	$23,396	$146,648
John D. Hertz	$14,433	$39,328
Patrick T. Burke	$15,090	$14,862
Thomas A. Colgrove	$22,955	$95,256
Danny G. Johansen	$18,538	$84,753
Michael S. Gadd	$16,974	$50,941	$5,000	(b)

(a)	Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan.

(b)	Includes a charitable contribution of $5,000 made to Second Harvest Inland Northwest of which Mr. Gadd serves as a director.

(5)	Mr. Burke was promoted to Senior Vice President, President Consumer Products division on April 1, 2015, and to Senior Vice President, Group President October 1, 2015 and his annual salary of $400,000, and non-equity incentive plan compensation and performance share award, RSUs and stock options were prorated accordingly. Mr. Burke served in a non-executive role prior to 2015, so no data is provided for 2013 or 2014 in this table.

(6)	Mr. Colgrove served as Senior Vice President, President of Consumer Products from January 1, 2015 through March 31, 2015, and served as Senior Vice President from April 1, 2015 to December 31, 2015.

(7)	Mr. Johansen served as Senior Vice President, President of Pulp and Paperboard from January 1, 2015 through September 30, 2015, and served as Senior Vice President from October 1, 2015 through December 31, 2015.

Clearwater Paper Corporation 2016

Grants of Plan-Based Awards for 2015

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Linda K. Massman		$510,438	$816,700	$1,429,225
	2/26/2015				3,598	14,392	28,784				$893,024
	2/26/2015								43,179	$61.75	$898,987
John D. Hertz		$187,875	$300,600	$526,050
	2/26/2015				676	2,705	5,410				$167,845
	2/26/2015								8,115	$61.75	$168,954
	2/26/2015							1,804			$111,397
Patrick T. Burke		$124,188	$198,700	$347,725
	2/26/2015				163	652	1,304				$40,457
	2/26/2015								1,956	$61.75	$40,724
	2/26/2015							435			$26,861
	4/1/2015				363	1,453	2,906				$90,159
	4/1/2015								4,359	$67.83	$90,754
	4/1/2015							968			$65,659
Thomas A. Colgrove		$196,000	$313,600	$548,800
	2/26/2015				526	2,105	4,210				$130,615
	2/26/2015								6,315	$61.75	$131,478
	2/26/2015							1,403			$86,635
Danny G. Johansen		$172,688	$276,300	$483,525
	2/26/2015				526	2,105	4,210				$130,615
	2/26/2015								6,315	$61.75	$131,478
	2/26/2015							1,403			$86,635
Michael S. Gadd		$157,063	$251,300	$439,775
	2/26/2015				526	2,105	4,210				$130,615
	2/26/2015								6,315	$61.75	$131,478
	2/26/2015							1,403			$86,635

(1)	Actual amounts paid under our annual incentive plan for performance in 2015 were paid in March 2016, and are reflected in the Summary Compensation Table on page 41 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan include an operational component related to company EBITDA and EBITDA Margin, which accounts for 75%, and an individual performance component, which accounts for 25% of the target bonus measure for 2015. The company portion of the target annual bonus amount can be up to 200% of target depending on the respective EBITDA and EBITDA Margin performance of the company, but the individual component of the bonus cannot be greater than 100% of target. This results in a cap on what could be paid out equal to 175% of the aggregate target amount for the year. If the company EBITDA threshold target is not met, no participant is eligible to receive a bonus, including the individual bonus component, under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold company performance and 100% of the individual performance component being paid.

(2)

Amounts shown represent performance shares granted for the performance period 2015-2017. With the exception of Ms. Massman, the named executive officers’ total long-term incentive grants were in the form of 37.5% performance shares that may pay out based on our TSR compared to that of a selected comparison group (companies comprising the S&P MidCap 400® Index, excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, and 37.5% stock options and 25% time-vested RSUs both of which have a three-year “cliff” vesting subject to continuing employment. Ms. Massman’s total long- term incentive grants were in the form of 50% performance shares that may pay out based on our TSR compared to that of the comparison group during the three-year performance period, and 50% stock options which have three-year “cliff” vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated based on the probable outcome of the TSR performance as of the grant date, consistent with FASB ASC Topic 718.

(3)	Amounts represent RSUs with three-year “cliff” vesting described in footnote 2.

Clearwater Paper Corporation 2016

(4)	Amounts represent stock options with three-year “cliff” vesting described in footnote 2.

(5)	Stock exercise prices reflect the closing price of our stock on the grant date.

(6)	The grant date fair value of the option awards has been calculated using the Black-Scholes model in accordance with FASB ASC Topic 718.

Compensation of Chief Executive Officer

Linda K. Massman. Pursuant to Ms. Massman’s employment agreement, dated effective January 1, 2013, for her service as President and CEO, her target annual bonus opportunity was 100% of her actual salary for 2015. She was paid an annual bonus of $736,000 for 2015. Her bonus could have ranged from zero to 175% of the target amount based on company and individual performance criteria established by the Compensation Committee. Ms. Massman also participates in our long-term incentive program on terms established by the committee, and for 2015, she was eligible for a target award of at least 200% of the midpoint range of her salary grade. In 2015, we amended the Restricted Stock Agreement entered into with Ms. Massman at the time she became CEO, and in this amendment deleted the mandatory deferral provision contained in the agreement.

We entered into a new employment agreement with Ms. Massman effective January 1, 2016, for her service as President and CEO. Under that agreement, for 2016 Ms. Massman’s target annual bonus opportunity will be 100% of her actual salary and her long-term incentive target award value will be at least $2,000,000.

Ms. Massman receives other benefits generally available to our officers and other eligible employees including participation in our Supplemental Plan and Retirement Plan. See narrative following the “Pension Benefits Table.”

Ms. Massman is entitled to certain payments upon termination or a change of control. See “Potential Payments Upon Termination or Change of Control-Ms. Massman’s Employment Agreement.” Ms. Massman is also prohibited from competing against us or soliciting our or our affiliates’ employees and from soliciting customers on behalf of any competitor for one year following termination of her employment if her employment terminated without cause, if her employment terminated more than twenty-four months after a change of control, or if she terminated her employment for good reason, and for two years following termination of her employment for any other reason.

The Compensation Committee has reviewed all components of the compensation of Ms. Massman, including base salary, annual incentive award and long-term incentive awards plus the cost of any other salaried employee benefits and projected payout obligations under several potential severance and change of control scenarios. Based on this review, the committee has determined that the total compensation of Ms. Massman is in the aggregate reasonable and not excessive and is consistent with the committee’s evaluation of her performance. The committee also determined, in the case of severance and change of control scenarios, that the potential payouts were appropriate.

Clearwater Paper Corporation 2016

2015 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Exercisable	Unexercisable
Linda K. Massman
Performance Share Grant (2015-2017)								3,598	$163,817
Stock Option Grant (2015-2017)		43,179	$61.75	2/26/2025
Performance Share Grant (2014-2016)								4,325	$196,929
Stock Option Grant (2014-2016)		51,903	$66.97	2/24/2024
John D. Hertz
Performance Share Grant (2015-2017)								676	$30,790
Stock Option Grant (2015-2017)		8,115	$61.75	2/26/2025
Restricted Stock Units (2015-2017)					1,804	(5)	$82,136
Performance Share Grant (2014-2016)								813	$37,005
Stock Option Grant (2014-2016)		9,753	$66.97	2/24/2024
Restricted Stock Units (2014-2016)					2,169	(6)	$98,755
Restricted Stock Units (2012)					5,000	(7)	$227,650
Patrick T. Burke
Performance Share Grant (2015-2017)								526	$23,960
Stock Option Grant (2015-2017)		1,956	$61.75	2/26/2025
Restricted Stock Units (2015-2017)					1,403	(5)	$63,879
Stock Option Grant (2015-2017)		4,359	$67.83	4/1/2025
Performance Share Grant (2014-2016)								122	$5,555
Stock Option Grant (2014-2016)		1,464	$61.25	5/5/2024
Restricted Stock Units (2014-2016)					327	(6)	$14,888
Restricted Stock Units (2014)					2,010	(8)	$91,515
Thomas A. Colgrove
Performance Share Grant (2015-2017)								526	$23,960
Stock Option Grant (2015-2017)		6,315	$61.75	2/26/2025
Restricted Stock Units (2015-2017)					1,403	(5)	$63,879
Performance Share Grant (2014-2016)								632	$28,786
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014-2016)					1,688	(6)	$76,855
Danny G. Johansen
Performance Share Grant (2015-2017)								526	$23,960
Stock Option Grant (2015-2017)		6,315	$61.75	2/26/2025
Restricted Stock Units (2015-2017)					1,403	(5)	$63,879
Performance Share Grant (2014-2016)								632	$28,786
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014-2016)					1,688	(6)	$76,855
Michael S. Gadd
Performance Share Grant (2015-2017)								526	$23,960
Stock Option Grant (2015-2017)		6,315	$61.75	2/26/2025
Restricted Stock Units (2015-2017)					1,403	(5)	$63,879
Performance Share Grant (2014-2016)								632	$28,786
Stock Option Grant (2014-2016)		7,587	$66.97	2/24/2024
Restricted Stock Units (2014-2016)					1,688	(6)	$76,855

(1)

For 2014 and 2015, all named executive officers’ annual equity awards, with the exception of the grants to Ms. Massman, were in the form of 37.5% performance shares that may pay out based on our relative TSR compared to a selected comparison group (companies comprising the S&P MidCap 400® (excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, 37.5% stock options and 25% time-vested RSUs, the latter two with three-year “cliff” vesting subject to continued employment. Ms. Massman’s 2014 and 2015 annual equity incentive grants were in the form of 50% performance shares and 50% stock options. Because the performance share awards are for three-year performance periods that end December 31, 2016, and 2017, respectively, the actual number of shares that could be issued upon settlement of these awards may be more or less than the amounts shown in this table.

(2)	This column shows RSUs granted in 2012, 2013, 2014 and 2015.

(3)	Values calculated using the $45.53 per share closing price of our common stock on December 31, 2015.

Clearwater Paper Corporation 2016

(4)	This column shows performance shares granted for the 2014-2016 and 2015-2017 performance periods, with share amounts shown at 25% of the target based on actual performance for the 2014 grant, and share amounts at 25% of the target based on actual performance for the 2015 grants, both as of December 31, 2015.

(5)	100% of the shares listed in the table will vest on December 31, 2017.

(6)	100% of the shares listed in the table will vest on December 31, 2016.

(7)	Represents RSUs that will vest ratably over a four-year period from the date of the grant.

(8)	Represents RSUs that will vest ratably over a three-year period from the date of the grant.

2015 Stock Vested Table

Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)
Linda K. Massman(3)	35,587	$1,620,276
John D. Hertz(3)(4)	7,190	$392,761
Patrick T. Burke(4)	990	$62,558
Thomas A. Colgrove(3)	3,408	$155,166
Danny G. Johansen(3)	1,704	$77,583
Michael S. Gadd(3)	2,027	$92,289

(1)	Consists of the gross number of RSUs that fully vested in 2015.

(2)	Fully vested RSUs were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Linda K. Massman	14,929	$679,717
John D. Hertz	599	$27,272
Patrick T. Burke	N/A	N/A
Thomas A. Colgrove	943	$42,935
Danny G. Johansen	467	$21,263
Michael S. Gadd	555	$25,269

(3)	Values calculated using the $45.53 per share closing price of our common stock on December 31, 2015.

(4)	These vested RSUs include 990 RSUs for Mr. Burke, and 5,000 RSUs for Mr. Hertz which were not settled on the vesting date but rather will be settled on the date of full vesting of the underlying RSU award, subject to earlier settlement in the event of termination of employment. Values are calculated using the per share closing price of our common stock on the vesting date of each RSU grant.

Clearwater Paper Corporation 2016

Post-Employment Compensation

Pension Benefits Table

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Linda K. Massman	Supplemental Plan(2)	3.30	$203,523	$0
	Retirement Plan(3)	3.30	$86,076	$0
John D. Hertz	Supplemental Plan(4)	0.00	$0	$0
	Retirement Plan(4)	0.00	$0	$0
Patrick T. Burke	Supplemental Plan(4)	0.00	$0	$0
	Retirement Plan(4)	0.00	$0	$0
Thomas A. Colgrove	Supplemental Plan(2)	2.64	$96,895	$0
	Retirement Plan(3)	2.64	$108,657	$0
Danny G. Johansen	Supplemental Plan(5)	26.85	$42,280	$0
	Supplemental Plan(2)	33.85	$141,561	$0
	Retirement Plan(3)	33.85	$1,314,597	$0
Michael S. Gadd	Supplemental Plan(2)	5.84	$121,492	$0
	Retirement Plan(3)	5.84	$158,693	$0

(1)	Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.

(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010, and ceased to accrue further benefits for participants as of December 31, 2011.

(4)	Messrs. Hertz and Burke were not participants in the Retirement Plan and accordingly have no retirement benefits under the Supplemental Plan.

(5)	Supplemental Plan benefit amount for Mr. Johansen includes a benefit amount transferred from Potlatch supplemental plans.

The following assumptions were made in calculating the present value of accumulated benefits:

¡	discount rate of 4.7% as of December 31, 2015;
¡	retirement at the officer’s first eligibility for unreduced retirement benefits, or current age if already eligible for unreduced benefits;
¡	service as of December 31, 2011;
¡

Mortality expectations based on the Mercer Industry Longevity Experience Study for basic materials, paper and packaging (MILES) table with generational projections using the Mercer derived projection scale based on MP-2014 through 2007, grading down over 10 years to an ultimate improvement rate of 0.75% as of December 31, 2015; and

¡	IRS limitations and Social Security covered compensation through December 31, 2011.

Clearwater Paper Corporation 2016

Summary of Plan Benefits:    Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards.

Summary of Retirement Plan Benefits
Eligible Employees	Full-time Clearwater Paper salaried employees, including named executive officers, who were employed as of December 15, 2010.
Normal Retirement Date	The first day of the month coincident with or next following the attainment of age 65.
Normal Retirement Benefit(1) (monthly)	1% times Final Average Earnings(2) times Years of Credited Service Plus 0.5% times Final Average Earnings in excess of the Social Security Benefit Base times Years of Credited service (up to 35)
Early Retirement Benefit (monthly)	The Normal Retirement Benefit reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service)
Vesting	Participants vest in Retirement Plan benefits upon the attainment of five years of Vesting Service, or age 65.
Normal Form of Benefit	Single Life Annuity
Forms of Payment	Participants may select among various annuity forms. Benefits with an actuarial present value less than $5,000 are paid in a lump sum.

(1)	The Normal Retirement Benefit (or Accrued Benefit) is frozen as of December 31, 2011. Years of service are frozen as of December 31, 2011.

(2)	Final Average Earnings is the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011. Compensation in a given year is limited by Internal Revenue Code (“IRC”) Section 401(a)(17).

Clearwater Paper Corporation 2016

Summary of the Supplemental Plan Benefit
Eligible Employees	All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415.
Supplemental Benefit	The additional retirement benefit that the participant would have earned without regard to IRC Section 401(a)(17) or IRC Section 415. The benefit is adjusted for age at commencement similar to the Retirement Plan.
Payment of Benefits	Benefits will commence not later than 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent lump sum value of the Supplemental Benefit is not more than $50,000 it shall be paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.
Vesting	Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65.

2015 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/15) ($)(3)
Linda K. Massman	$0	$146,648	($849,499)	$0	$2,188,221	(4)
John D. Hertz	$0	$39,328	$117	$0	$91,874
Patrick T. Burke	$0	$14,861	$0	$0	$14,861
Thomas A. Colgrove	$0	$95,256	$2,445	$0	$787,785	(5)
Danny G. Johansen	$0	$84,753	$1,630	$0	$297,892
Michael S. Gadd	$0	$50,941	$1,891	$0	$179,085

(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2015 Summary Compensation Table.

(2)	None of the Aggregate Earnings reported in this Table are included in the 2015 Summary Compensation Table in this proxy for the 2015 fiscal year as they do not represent above-market preferential earnings. These amounts include stock price appreciation on the mandatorily deferred RSUs.

Clearwater Paper Corporation 2016

(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount
Linda K. Massman	$1,826,352
John D. Hertz	$52,242
Patrick T. Burke	N/A
Thomas A. Colgrove(a)	$385,281
Danny G. Johansen	$176,477
Michael S. Gadd	$525,895

(a)	This amount includes a deferral by Mr. Colgrove of 50%, or $142,504, of his 2010 salary, which was reported in the 2010 Summary Compensation Table.

(4)	This aggregate balance includes RSUs that were previously, mandatorily deferred pursuant to RSU award agreements in 2012. The deferred stock units are entitled to dividend equivalents, if and when dividends are paid.

(5)	This aggregate balance includes a deferral by Mr. Colgrove of 100%, or $122,783, of his 2009 annual incentive award, which was payable in 2010.

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($265,000 in 2015) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in various funds available under the Clearwater Paper 401(k) Plan. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($18,000 in 2015) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

Clearwater Paper Corporation 2016

Potential Payments Upon Termination or Change of Control

Severance Programs for Executive Employees

Our Executive Severance Plan (the “Severance Plan”) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with a termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control.

Termination Other Than in Connection with Change of Control.    The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Ms. Massman which have been modified in accordance with her employment agreement. The following table assumes a termination of employment occurred on December 31, 2015.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Total
Linda K. Massman(2)	$1,075,000	$816,700	$0	$19,590	$1,911,290
John D. Hertz	$232,500	$300,600	$0	$9,256	$542,356
Patrick T. Burke	$200,000	$198,700	$0	$6,576	$405,276
Thomas A. Colgrove(3)(4)	$242,500	$313,600	$140,733	$6,848	$703,681
Danny G. Johansen(4)	$348,300	$276,300	$140,733	$10,409	$775,742
Michael S. Gadd	$202,800	$251,300	$0	$9,975	$464,075

(1)	Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) as provided for in Mr. Colgrove’s separation agreement in effect on December 31, 2015; (b) for Mr. Johansen, who is eligible for early retirement; (c) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination”; and (d) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $45.53 on December 31, 2015.

(2)	Pursuant to her employment agreement, Ms. Massman would have received a cash severance payment equal to one year of base compensation from the date of her separation from service plus $250,000 and a prorated annual bonus for the termination year under the applicable bonus plan. Her employment agreement is discussed below under “Ms. Massman’s Employment Agreement.”

(3)	Pursuant to his separation agreement, Mr. Colgrove is to be treated as having qualified for a normal retirement under our long-term incentive program even though he had not reached normal retirement age at that time and provided Mr. Colgrove complies with the restrictive covenants set forth in his separation agreement.

(4)	Because of their eligibility to be treated as having elected normal or early retirement, Messrs. Colgrove and Johansen each would be entitled to earn a settlement of performance shares, paid at the end of the performance period based on actual performance, and accelerated vesting of outstanding RSUs and stock options previously granted.

Clearwater Paper Corporation 2016

Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

¡	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or
¡	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
¡	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
¡

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

¡	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or
¡	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company or joint venture.

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer except for Ms. Massman as noted above:

¡

A cash payment equal to three weeks of the executive’s base compensation, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, for each full year of service, referred to as the Severance Pay Period. The minimum period is six months of base compensation and the maximum is one year;

¡

Continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;

¡

Continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

¡	Continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

Clearwater Paper Corporation 2016

Termination in Connection with a Change of Control.    The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment in connection with a change of control, except for Ms. Massman to the extent her benefits listed below are paid in accordance with her employment agreement as discussed below. The following table assumes the termination of employment and a change of control each occurred on December 31, 2015.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Enhancement of Retirement Benefits	Total
Linda K. Massman	$4,125,000	$816,700	$0	$48,975	$0	$4,990,675
John D. Hertz	$1,918,125	$300,600	$408,541	$46,282	$0	$2,673,548
Patrick T. Burke	$1,650,000	$198,700	$170,282	$32,878	$9,136	$2,060,996
Thomas A. Colgrove(2)	$400,125	$313,600	$140,733	$34,241	$0	$888,699
Danny G. Johansen(2)	$0	$276,300	$140,733	$32,128	$0	$449,161
Michael S. Gadd	$1,608,750	$251,300	$140,733	$47,955	$0	$2,048,738

(1)	For purposes of calculating the value of equity acceleration in the table above, all equity awards were calculated using the company’s closing stock price of $45.53 on December 31, 2015.

Under the award agreement relating to our performance shares, upon a change of control a portion of the award based on our actual performance, prorated based on the number of complete months that have lapsed in the first twelve months of the performance period, is deemed payable and dividend equivalents, if any, are calculated on the prorated actual number of shares. Under the award agreement, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU and stock option will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of each RSU and stock option based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable.

(2)	Because Messrs. Colgrove and Johansen were within 30 months of reaching age 65, their cash severance benefit and enhancement of retirement benefits would have been subject to downward adjustment.

Under the Change of Control Plan, benefits are payable to each of our executive officers upon a change of control. In general, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

A change of control event does not occur upon the approval of stockholders of a merger, consolidation or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

¡	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or

Clearwater Paper Corporation 2016

¡	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
¡	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
¡

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

¡	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;
¡	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or
¡	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

¡

A cash benefit equal to the executive’s base compensation plus his or her base compensation multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;

¡

An annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;

¡	Continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Benefits Period, or such other period required by COBRA;
¡	Reimbursement of COBRA premium payments during the Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;
¡	Continued basic life insurance coverage for the Benefits Period;
¡

A lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

¡

For executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

We do not pay tax gross-ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Ms. Massman’s Employment Agreements.

We entered into an employment agreement with Ms. Massman in connection with her becoming our President and CEO, effective January 1, 2013. Ms. Massman does not participate in the Severance Plan and Change of Control Plan.

Clearwater Paper Corporation 2016

Termination for Any Reason other than Death, Disability or Misconduct or Termination for Good Reason or in a Change of Control.

Ms. Massman’s 2013 Employment Agreement.

Pursuant to Ms. Massman’s Employment Agreement, if her employment terminated on or after January 1, 2013 through December 31, 2015, for any reason other than misconduct, death, disability, or retirement, or in a change of control, or if she terminated her employment for good reason, she would have received (i) a cash severance payment equal to one year of base compensation, plus $250,000; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; (iii) a prorated portion of her RSU award that was granted upon her becoming CEO (the “RSU Award”) plus dividend equivalents; and (iv) one year of continued health and welfare benefit coverage. If Ms. Massman had been terminated within the two years following a change of control, she would have received (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at her target amount; (iii) full vesting of the RSU Award, plus dividend equivalents; and (iv) 2.5 years of continued health and welfare benefit coverage. If Ms. Massman had been terminated due to death or disability she would have received (i) a prorated RSU Award, plus dividend equivalents and (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Ms. Massman agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Ms. Massman’s 2016 Employment Agreement.

We entered into a new employment agreement, the “2016 Agreement”, with Ms. Massman effective January 1, 2016. Pursuant to Ms. Massman’s 2016 Agreement, if her employment terminates on or after January 1, 2016, for any reason other than cause, death, disability, or retirement, or if she terminates her employment for good reason, she would receive (i) a cash severance payment equal to one year of base compensation, plus $250,000; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) one year of continued health and welfare benefit coverage. If Ms. Massman is terminated within the two years following a change of control, she will receive (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at her target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Ms. Massman is terminated due to death or disability she would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Ms. Massman agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability or retirement.

For annual RSU awards, if the holder’s employment terminates during the first year of the three-year vesting because of death, disability or retirement, a prorated portion of the initial share grant plus dividend equivalents, if any, would be paid at the end of the full three-year vesting period, based on the ratio of the number of calendar months the holder was employed during the calendar year in which the

Clearwater Paper Corporation 2016

award is granted to twelve months. If the holder’s employment terminates after the first year of the vesting period because of death, disability or retirement, the holder’s RSU award would not be prorated and the full number of shares under the award would be paid at the end of the three-year vesting period as though his or her employment had not terminated.

With respect to performance shares, if the holder’s employment terminates during the first year of the performance period because of death, disability, or retirement, the holder, or his or her beneficiary, is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned will be determined at the end of the performance period based on the ratio of the number of completed calendar months the holder is employed during the year in which the award is granted to twelve months. The prorated number of performance shares, plus dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the applicable performance period. If the holder’s employment terminates after the first year of the performance period because of death, disability or retirement, the holder’s performance shares will not be prorated and the holder will be entitled to receive shares as though his or her employment had not terminated.

For annual stock option awards, if the holder’s employment terminates during the first year of the three-year vesting period because of death, disability or retirement, a prorated portion of the award would become exercisable at the end of the full three-year vesting period, based on the ratio for the number of calendar months the holder was employed during the calendar year in which the award is granted to twelve months. If the holder’s employment terminates after the first year of the vesting period because of death, disability or retirement, the holder’s stock option award would not be prorated and the entire award would become exercisable at the end of the three-year vesting period as though his or her employment had not terminated.

The following table summarizes the value as of December 31, 2015, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Colgrove pursuant to the terms of his separation agreement, and Mr. Johansen who was eligible for early retirement under the Retirement Plan as of December 31, 2015. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total
Linda K. Massman	$0	$816,700	$0	$0	$816,700
John D. Hertz	$0	$300,600	$408,541	$0	$709,141
Patrick T. Burke	$0	$198,700	$170,282	$0	$368,982
Thomas A. Colgrove	$0	$313,600	$140,733	$0	$454,333
Danny G. Johansen	$0	$276,300	$140,733	$0	$417,033
Michael S. Gadd	$0	$251,300	$140,733	$0	$392,033

(1)	All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2015, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

Clearwater Paper Corporation 2016

(2)	For purposes of calculating the value of equity acceleration in the table above, all equity awards were calculated using the company’s closing stock price of $45.53 on December 31, 2015.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.    In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated “standard bonus” for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement.    We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Ms. Massman’s Employment Agreement and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Clearwater Paper Corporation 2016

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy to advise it on director compensation matters for 2015. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2015 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Fredric W. Corrigan	$93,500	(3)	$92,754	-	$186,254
Boh A. Dickey	$123,500		$92,754	-	$216,254
Beth E. Ford	$81,500	(3)(4)	$92,754	-	$174,254
Kevin J. Hunt	$75,500		$92,754	-	$168,254
William D. Larsson	$94,500		$92,754	-	$187,254
Michael T. Riordan	$81,500		$92,754	-	$174,254

(1)	Represents annual retainer fees for 2015, as well as any amounts earned for service as Vice Chair or committee Chair and meeting attendance fees.

(2)	This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2015. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service as a director outstanding as of December 31, 2015 for each non-employee director was as follows: Mr. Corrigan—48,312 units; Mr. Dickey—49,024 units; Ms. Ford—9,385 units; Mr. Hunt—5,716 units; Mr. Larsson—49,024 units; and Mr. Riordan—49,024 units.

(3)	Fredric Corrigan served as a member of the Nominating and Governance Committee until May 5, 2015. Beth Ford became a member of the Nominating and Governance Committee on May 5, 2015.

(4)	In 2015, Ms. Ford deferred her fees pursuant to our Deferred Compensation Plan for Directors. In connection with these deferrals, we credited 1,414 stock units to Ms. Ford’s account. Such amounts were determined separately for each fee payment, which consisted of quarterly meeting fees and annual director retainer fees, by dividing the aggregate fee amount due by the applicable per share closing stock price pursuant to the plan. These stock units are represented in Ms. Ford’s fees earned or paid in cash described in footnote 1 above.

Clearwater Paper Corporation 2016

During 2015, one of our directors, Linda K. Massman, also served as our CEO. As a result, she did not receive compensation for her services as a director during 2015. The compensation received by Ms. Massman is shown in the 2015 Summary Compensation Table provided elsewhere in this proxy statement.

Retainer and Fees

Our outside directors are paid cash compensation at the following rates:

Annual retainer fee	$50,000
Annual retainer fee for Chair or Vice Chair of the Board	$25,000
Annual retainer fee for Chair of the Audit Committee	$20,000
Annual retainer fee for Chair of the Compensation Committee	$15,000
Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each committee meeting	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director.

Long-Term Incentive Awards.    In May 2015, each of our outside directors received an annual equity award of $95,000 that vests after one year of service. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $95,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director.

Other Benefits.    Directors and their spouses are also eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. In 2015 we did not make any matching donations on behalf of outside directors under this program.

Director Stock Ownership Guidelines and Limitations on Securities Trading.    In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least $220,000. To meet the requirements, a director must increase his or her stock holdings in the first two-years he or she is subject to the guidelines to 40% of the applicable guideline value, and each year thereafter by at least 20% of the value until at least the minimum value is

Clearwater Paper Corporation 2016

acquired. Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of February 29, 2016 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2016

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2015 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2015, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Boh A. Dickey, Chair

Beth E. Ford

William D. Larsson

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG LLP in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2015 and 2014 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees	All Other Fees
2015	$1,458,570	-	-	-
2014	$1,608,000	$14,000	-	-

(1)	Audit fees represent fees for the audit of the Company’s annual financial statements, the audit of internal control over financial reporting and reviews of the quarterly financial statements. Audit fees also include services associated with the private placement of debt, and registration statements, debt compliance reports, incremental work associated with the adoption of the COSO 2013 Framework in 2015, and other documents filed with the SEC.

(2)	Audit-related fees represent fees for the audit of our defined benefit plans and the audit of the Annual Reports on Form 11-K.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2016

GENERAL INFORMATION

Stockholder Proposals for 2017

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2017 Annual Meeting is November 22, 2016. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 2, 2017 and February 1, 2017. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our bylaws. A copy of our bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investor Relations,” and then “Corporate Governance.”

Annual Report and Financial Statements

A copy of our 2015 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2015, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2015 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investor Relations,” and then selecting “Financial Information & SEC Filings” or request one by selecting “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2015.

Copies of Corporate Governance and Other Materials Available

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investor Relations” and then “Corporate Governance.”

¡	Restated Certificate of Incorporation
¡	Amended and Restated Bylaws
¡	Corporate Governance Guidelines
¡	Code of Business Conduct and Ethics
¡	Code of Ethics for Senior Financial Officers
¡	Audit Committee Charter
¡	Compensation Committee Charter
¡	Nominating and Governance Committee Charter
¡	Director Independence Policy
¡	Related Person Transaction Policy

Clearwater Paper Corporation 2016

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines.

Each nominee is now a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2019

Kevin J. Hunt

Age 64, a director since January 2013

William D. Larsson

Age 70, a director since December 2008.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2016.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2016 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

Clearwater Paper Corporation 2016

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 3—ADVISORY

VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

The Board of Directors recommends a vote FOR the proposal.

This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2015, we sought, and received, approval from our stockholders of our executive compensation program.

We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take into account, as it did with respect to last year’s advisory vote to approve named executive officer compensation, the result of the vote when determining future executive compensation.

Clearwater Paper Corporation 2016

            CLEARWATER PAPER CORPORATION

            601 W. RIVERSIDE AVENUE

            SUITE 1100

            SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to annual meeting day. Have your notice of Internet availability or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to annual meeting day. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99820-P72732-Z67121                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends you vote FOR the following:

Vote on Directors
Proposal 1 -	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Kevin J. Hunt	☐	☐	☐

	1b. William D. Larsson	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain

Proposal 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

Proposal 3 - Advisory vote to approve named executive officer compensation.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

☐  FOLD AND DETACH HERE  ☐

M99821-P72732-Z67121

PROXY

CLEARWATER PAPER CORPORATION

Annual Meeting of Stockholders

May 2, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Linda K. Massman, John D. Hertz and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on 5/2/2016, at the Grand Hyatt, 721 Pine Street, Seattle, WA 98101, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR RETURN IT TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99822-P72732-Z67121	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends you vote FOR the following:
Vote on Directors

Proposal 1 -	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Kevin J. Hunt	☐	☐	☐

	1b. William D. Larsson	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR Proposal 2.					For	Against	Abstain

Proposal 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.					☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

Proposal 3 - Advisory vote to approve named executive officer compensation.					☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form10-K are available at www.proxyvote.com.

☐  FOLD AND DETACH HERE  ☐

M99823-P72732-Z67121

PROXY

Proxy for Annual Meeting of Stockholders to be held May 2, 2016, at 9:00 a.m. local time (Pacific)

On behalf of the Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper 401(K) Savings Plans. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposals 2 and 3. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Fidelity Management Trust Company) must vote Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)